UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2020

GARRETT MOTION INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On June 12, 2020, Garrett Motion Inc. (the “Company”) entered into an amendment (the “2020 Amendment”) to its Credit Agreement, dated as of September 27, 2018 (the “2018 Credit Agreement”) by and among the Company, Garrett LX I S.à r.l., Garrett LX II S.à r.l., Garrett LX III S.à r.l., Garrett Borrowing LLC, and Garrett Motion Sàrl (f/k/a Honeywell Technologies Sàrl), the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent, consisting of:

•	a seven-year term B loan facility, consisting of a tranche denominated in Euro of €375 million and a tranche denominated in U.S. Dollars of $425 million (the “Term B Facility”);

•	a five-year term A loan facility in an aggregate principal amount of €330 million (the “Term A Facility” and, together with the Term B Facility, the “Term Loan Facilities”); and

•	a five-year revolving credit facility in an aggregate principal amount of €430 million (the “Revolving Facility” and, together with the Term Loan Facilities, the “Senior Credit Facilities”).

The primary purpose for entering into the 2020 Amendment was to obtain covenant relief with respect to the total leverage ratio and interest coverage ratios under the 2018 Credit Agreement. As a result of the impact of the COVID-19 pandemic and the Company’s leveraged capital structure, the Company did not expect to be able to comply with the financial maintenance covenants requiring the Company not to exceed a specified total leverage ratio or exceed a specified interest coverage ratio beginning with the period ending at the end of the second fiscal quarter of 2020 (in the case of the total leverage ratio) and continuing into 2022. The 2020 Amendment provides that the financial maintenance covenants set forth in the 2018 Credit Agreement will not apply until the earlier of the occurrence of a Covenant Relief Termination Event (as defined below) and the conclusion of the Relief Period (as defined below) and puts the following financial ratios and tests in place during the Relief Period:

•	Minimum Liquidity: As of the end of each fiscal month, commencing with the fiscal month ending June 30, 2020, the restricted group under the 2018 Credit Agreement must have minimum liquidity of not less than: (a) $125 million through, and including, the fiscal month ending March 31, 2021 and (b) $200 million, as of the end of each fiscal month ending thereafter for the remainder of the Relief Period. Liquidity includes available unrestricted cash and amounts available to be drawn under the Revolving Facility.

•	Net Secured Leverage Ratio: As of the end of each fiscal quarter, commencing with fiscal quarter ending June 30, 2020, the ratio of (a)(i) consolidated secured debt minus (ii) the lesser of available unrestricted cash on such day and $100 million to (b) consolidated EBITDA over the last twelve months, must not exceed the ratio set out in the table below:

Fiscal Quarter Ending	Consolidated Net Secured Leverage Ratio
June 30, 2020	5.75 to 1.00
September 30, 2020	9.25 to 1.00
December 31, 2020	10.75 to 1.00
March 31, 2021	11.75 to 1.00
June 30, 2021	6.50 to 1.00
September 30, 2021	4.50 to 1.00
December 31, 2021	4.25 to 1.00
March 31, 2022	3.75 to 1.00
June 30, 2022	3.50 to 1.00

•	Maximum Cash: Commencing with the fiscal month ending June 30, 2020, the Company must not permit the average amount of available unrestricted cash of the restricted group under the 2018 Credit Agreement based on the balance for each of the last five business days of the fiscal month to exceed $165 million.

Upon the occurrence of a Covenant Relief Termination Event or the conclusion of the Relief Period, the total leverage ratio and interest coverage ratio covenants included in the 2018 Credit Agreement will again apply. The minimum liquidity, net secured leverage ratio and maximum cash covenants will no longer apply following the conclusion of the Relief Period.

The “Relief Period” will conclude on the earlier of (a) June 30, 2022 and (b) the date on which the administrative agent receives a certificate from a financial officer of the Company certifying as of such date that (i) the Company is in compliance with the total leverage ratio and interest coverage ratio covenants included in the 2018 Credit Agreement as they would apply without giving effect to the Relief Period for the most recently ended period of four consecutive fiscal quarters ended on or prior to such date and (ii) if such date is on or prior to the date of delivery of the Company’s financial statements with respect to the period of four consecutive quarters ending June 30, 2022, based on a financial model provided to the administrative agent, the Company expects in good faith that it will be in compliance with such total leverage ratio and interest coverage ratio covenants as they would apply without giving effect to the Relief Period from the end of the quarter in which such certificate is given until and including the period of four consecutive quarters ending June 30, 2022.

A “Covenant Relief Termination Event” will occur if any member of the restricted group under the 2018 Credit Agreement (including our wholly owned subsidiary Garrett ASASCO Inc. (“Garrett ASASCO”)) makes any payment under the Subordinated Indemnity (as defined below), but excluding the payment in respect of the second fiscal quarter of 2020. As of the date of this Current Report on Form 8-K, based on the Company’s current forecasts, we do not anticipate that a Covenant Relief Termination Event will occur prior to 2022.

Each of the Revolving Facility and Term A Facility continues to mature on September 27, 2023, and the Term B Facility continues to mature on September 27, 2025. Pursuant to the 2020 Amendment, (i) the margin applicable to loans under the Term B Facility will increase by 75 basis points through the maturity date and (ii) the margin applicable to loans under the Revolving

Facility and Term A Facility will increase by 25 basis points until the Company delivers consolidated financial statements as of and for its first fiscal quarter ending on or after the last day of the Relief Period. In addition, pursuant to the 2020 Amendment, if (a) our corporate family rating by Moody’s is B2 or lower or there is no corporate family rating of the Company by Moody’s and, at the same time, (b) our corporate rating from S&P is B+ or lower or there is no corporate rating of the Company by S&P, then upon the first occurrence of this ratings event the margin applicable to loans under our Senior Credit Facilities will increase by 25 basis points through the maturity date.

The 2020 Amendment also tightened certain of the baskets applicable to our ability to incur additional indebtedness, create liens, and make investments and restricted payments. These increased restrictions will no longer apply following the conclusion of the Relief Period. The 2020 Amendment also modifies the conditions to drawdown under the Revolving Facility and makes certain other changes to the Senior Credit Facilities.

The description of the 2018 Credit Agreement (as amended by the 2020 Amendment) in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the 2020 Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Subordinated Indemnity

In conjunction with the 2020 Amendment, on June 12, 2020, Garrett ASASCO entered into an amendment (the “Subordinated Indemnity Amendment”) to the Indemnification and Reimbursement Agreement, dated September 12, 2018, by and among Honeywell ASASCO 2 Inc. (predecessor in interest to Honeywell Holdings International Inc. (“HHI”)), (ii) Honeywell International Inc. (“Honeywell”) and (iii) Honeywell ASASCO Inc. (predecessor in interest to Garrett ASASCO) (the “Subordinated Indemnity”). The Subordinated Indemnity Amendment:

•	Amends the negative covenants contained in Exhibit L of the Subordinated Indemnity to reflect amendments made by the 2020 Amendment to the corresponding negative covenants in the 2018 Credit Agreement; and

•	Modifies the Subordinated Indemnity such that we may not agree to an amendment or waiver of (i) the minimum liquidity, net secured leverage ratio and maximum cash covenants under the 2018 Credit Agreement as amended by the 2020 Amendment that would make those covenants more restrictive to us and (ii) during the Relief Period, the additional drawdown condition for revolving borrowings, in each case, without the prior written consent of HHI.

The description of the Subordinated Indemnity (as amended by the Subordinated Indemnity Amendment) in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordinated Indemnity Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation our statements regarding our anticipated financial performance and covenant compliance, the anticipated impact of the COVID-19 pandemic on our business, financial results and financial condition, and the timing of any Covenant Relief Termination Event. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to risks related to the COVID-19 pandemic and its impact on our business, financial results and financial condition, any failure to comply with the covenants in our credit agreement, and those risks described in our annual report on Form 10-K for the year ended December 31, 2019, as updated by our quarterly report on Form 10-Q for the period ended March 31, 2020, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

First Amendment, dated as of June 12, 2020, to the Credit Agreement dated as of September 27, 2018, among the Company, Garrett LX I S.à r.l., Garrett LX II S.à r.l., Garrett LX III S.à r.l., Garrett Borrowing LLC, Garrett Motion Sàrl (f/k/a Honeywell Technologies Sàrl), the other Loan Parties party thereto, the Lenders and Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	First Amendment, dated as of June 12, 2020, to the Indemnification and Reimbursement Agreement, dated as of September 12, 2018, among HHI, Honeywell International Inc., and Garrett ASASCO.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRETT MOTION INC.

Date: June 12, 2020	By:	/s/ Jerome Maironi
Jerome Maironi
Senior Vice President, General Counsel and Corporate Secretary